                            CONSENT AND  AMENDMENT NO. 1
                           TO LOAN AND SECURITY AGREEMENT


     This Consent and Amendment No. 1 to Loan and Security Agreement, dated April 9, 1999 (this "Agreement"), is among INCOMNET, INC., a California corporation ("Borrower"), INCOMNET COMMUNICATIONS CORPORATION, a Delaware corporation ("ICC") and IRONWOOD TELECOM LLC, a Colorado limited liability company ("Ironwood").

                                      BACKGROUND

     On December 15, 1998, Borrower, ICC and Ironwood entered into a Loan and Security Agreement, and certain related documents (collectively, the "Ironwood Documents") pursuant to which Ironwood made financing available to or for the benefit of Borrower in the total amount of $16,785,470.00 on the terms and conditions set forth in the Loan Documents. Such terms and conditions included, without limitation, certain covenants and grants of a security interest in certain of Borrower's and ICC's personal property.

     Borrower and ICC each now desires that ICC obtain on the date hereof financing arrangements from Foothill Capital Corporation ("Foothill") on the terms and conditions set forth in the Loan and Security Agreement, the Security Agreement and the Intellectual Property Security Agreement, each dated April 9, 1999 and between Foothill and ICC and certain other related documents between Foothill and either Borrower or ICC, or both of them, and only those which are executed concurrently herewith (collectively, the "Foothill Documents"). Foothill desires to provide such financing arrangements on the terms and conditions set forth in the Foothill Documents.

     Borrower, ICC and Ironwood are entering into this Agreement for the purposes of (i) consenting to the financing arrangements set forth in the Foothill Documents and the terms and conditions thereof and (ii) amending the financial covenants set forth in the Ironwood Documents.

                                      AGREEMENT

     1.   CONSENT TO THE FOOTHILL FINANCING.

     Ironwood hereby consents to the financing arrangement, the making of loans, the granting of security interests and each other term and condition set forth in the Foothill Documents. Neither entering into the Foothill Documents nor performing the obligations of Borrower or ICC thereunder shall be a breach, default or Event of Default under the Ironwood Documents.

     2.   AMENDMENT OF THE LOAN DOCUMENTS.

          a. The following definition shall be added to Section 1.1 of the Loan and Security Agreement, dated December 15, 1999, among Borrower, ICC and Ironwood (the "Ironwood Loan Agreement"):

          "TANGIBLE NET WORTH" shall have the meaning given such term in the Loan and Security Agreement, dated April 9, 1999, among Borrower, ICC and Foothill Capital Corporation."

          b. Section 9.13 of the Loan and Security Agreement, dated December 15, 1999, among Borrower, ICC and Ironwood shall be deleted in its entirety and the following shall be included therefor:

          "9.13     FINANCIAL COVENANTS .

          Borrower and ICC shall comply with the following financial covenants:

                    9.13.1. Tangible Net Worth. Borrower, on a consolidated basis, shall not fail to maintain Tangible Net Worth of at least the following amounts as of the date of each of Borrower's fiscal quarters set forth below:


      Quarter Ending                     Minimum Tangible Net Worth
      --------------                     --------------------------
      June 30, 1999                      ($3,200,000)
      September 30, 1999                 ($5,300,000)
      December 31, 1999                  ($6,200,000)
      Thereafter                         As determined by ICC and Foothill
                                         Capital Corporation ("Foothill")
                                         pursuant to Section 7.20 of the Loan
                                         and Security Agreement, dated April 9,
                                         1999, among borrower, ICC and
                                         Foothill."

          c.   Schedule 9.13 shall be deleted in its entirety.

     3.   AMENDMENT OF IRONWOOD DOCUMENTS.

          Each of the Company and ICC hereby agree that it will not amend, modify or change Sections 7.1, 7.2, 7.8, 7.11 of the Loan and Security Agreement, dated April 9, 1999, among Borrower, ICC and Foothill Capital Corporation (the Foothill Loan Agreement") or the definition of "Permitted Liens" in the Foothill Loan Agreement without the prior written consent of Ironwood.


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

     4.   MISCELLANEOUS.

          a. Governing Law. This Agreement shall be deemed to have been made in the Sate of Colorado and shall be governed by and interpreted in accordance with the laws of such state, except that no doctrine of choice of law shall be used to apply the laws of any other state or jurisdiction.

          b. Modification. This Agreement and the Ironwood Documents, collectively, are intended by borrower, ICC and Ironwood to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior and contemporaneous oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower and ICC and a duly authorized officer of Ironwood.

          c. Counterparts. This agreement may be executed in any number of counterparts, and by Ironwood, Borrower and ICC in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          d. Captions. The captions contained in this Agreement are for convenience only, are without substantive meaning and should be construed to modify, enlarge, or restrict any provision.


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

     IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


                                   INCOMNET, INC.


                                   By:       /s/ Denis Richard
                                      ----------------------------------------
                                        Denis Richard
                                        President


                                   INCOMNET COMMUNICATIONS
                                   CORPORATION


                                   By:       /s/ Denis Richard
                                      ----------------------------------------
                                        Denis Richard
                                        President


                                   IRONWOOD TELECOM LLC


                                   By:        /s/ Donald V. Berlanti
                                      ----------------------------------------
                                        Donald V. Berlanti
                                        Member


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